EXHIBIT 23.1



 HANSEN, BARNETT & MAXWELL
 A Professional Corporation                   Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS                      Accounting Oversight Board
 5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
   Phone: (801) 532-2200
    Fax: (801) 532-7944
      www.hbmcpas.com




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM



To the Board of Directors
International Isotopes Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004, relating to the consolidated financial statements of International Isotopes Inc. (the "Company"), appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.


                                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 13, 2004